Phoenix Equity Planning Corporation

100 Bright Meadow Boulevard

P.O. Box 2200

Enfield, CT 06083-2200

(800)447-4312 (203)253-1000

BROKER-DEALER SUPERVISORY AND SERVICE AGREEMENT

Phoenix Equity Planning Corporation (“PEPCO”), the master servicer and distributor for the Contracts hereunder described and the undersigned broker-dealer (the “Broker-Dealer”) enter into this Agreement as of the date indicated for the purpose of appointing the Broker-Dealer to perform the services hereunder described, subject to the following provisions.

1.	PEPCO hereby appoints the Broker-Dealer to provide sales assistance with respect to, and to cause applications to be solicited for the purchase of, the variable annuity contracts and variable life policies issued by Phoenix Home Life Mutual Insurance Company (“PHL”) through Separate Accounts of PHL including the Phoenix Home Life Variable Accumulation Account and Phoenix Home Life Variable Universal Life Account which are listed on Schedule A of this Agreement (“Contracts”). Broker-Dealer accepts such appointment and agrees to use its best efforts to provide sales assistance to producers of PHL and to cause applications for the purchase of contracts to be solicited by such producers. Broker-Dealer agrees to pay a commission to such producers.

2.	The Broker-Dealer will promptly forward to PHL Variable Products Operations Division, 100 Bright Meadow Boulevard Enfield Connecticut 06083-1900 or its authorized designee all Contract applications along with other documents, if any, and any payments received with such applications, and will have no rights of set-off for any reason. Any Contract application which is rejected, together with any payment made and other documents submitted, shall be returned to the Broker-Dealer.

3.	PEPCO shall pay the Broker-Dealer service payments relating to applications submitted by Broker-Dealer. The amount to be paid by PEPCO is specified on Schedule A of this Agreement.

4.	The Broker-Dealer agrees to return promptly to PEPCO, all compensation received under paragraph 3 above for any Contract returned within the “free look” period as specified in the Contract.

5.

The Broker-Dealer represents that it is a registered broker-dealer under the Securities Exchange Act of 1934, a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”), and is registered as a broker-dealer under state law to the extent required in order to provide the services described in this agreement. Broker-Dealer agrees to abide by all rules and regulations of the NASD including its rules of Fair Practice and to comply with all applicable state and federal laws and the rules and regulations of authorized regulatory agencies affecting the sale of the Contracts including the prospectus delivery requirements under the Securities Act of 1933 for the Contracts and any underlying mutual fund. The Broker-Dealer agrees to notify PEPCO promptly of any change, termination or suspension of its status.

6.	In connection with the solicitation of applications for the purchase of Contracts, Broker-Dealer agrees to indemnify and hold harmless PEPCO and PHL from any damage or expense on account of the negligence misconduct or wrongful act of Broker-Dealer or any employee, representative or agent of Broker-Dealer. Any indebtedness or obligation of the Broker-Dealer to PEPCO or PHL whether arising hereunder or otherwise and any liabilities incurred or monies paid by PEPCO or PHL to any person as a result of any misrepresentation wrongful or unauthorized act or omission, negligence of or failure of Broker-Dealer or its employees, producers and registered representatives to comply with this Agreement shall be set off against any compensation payable under this Agreement. Notwithstanding the foregoing, Broker-Dealer shall not indemnify and hold harmless wrongful act of Broker-Dealer or any employee, representative or producer of Broker-Dealer if such negligence, misconduct or wrongful act arises out of or is based upon any untrue statement or alleged untrue statement of material fact or the omission or alleged omission of a material fact in (i) any registration statement including any prospectus or any post-effective amendment thereto or (ii) any material prepared and/or supplied by PEPCO or PHL for use in conjunction with the offer or sale of Contracts or (iii) any state registration or other document filed in any state or jurisdiction in order to qualify any Contract under the securities laws of such state or jurisdiction. The terms of this provision shall not be impaired by termination of this Agreement.

In connection with the solicitation of applications for the purchase of Contracts, PEPCO and PHL agree to indemnify and hold harmless Broker-Dealer from any damage or expense on account of the negligence, misconduct or wrongful act of PEPCO or PHL or any employee, representative or producer of PEPCO or PHL including but not limited to any damage or expense which arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or the omission or alleged omission of a material fact in (i) any registration statement including any prospectus or an post-effective amendment thereto, or (ii) any material prepared and/or supplied by PEPCO or PHL for use in conjunction with the offer or sale of the Contracts, or (iii) any state registration or other document filed in any state or other jurisdiction in order to qualify any Contract under the securities laws of such state of jurisdiction. The terms of this provision shall not be impaired by termination of this Agreement.

7.

The Broker-Dealer will itself be, or will select persons associated with it who are trained and qualified to solicit applications for purchase of Contracts in conformance with applicable state and federal laws. Any such persons shall be registered representatives of the Broker-Dealer in accordance with the rules of the NASD be licensed to offer the Contract in accordance with the insurance laws of any jurisdiction in which such person solicits applications be licensed with and appointed by PHL to solicit applications for the Contracts and have entered into the appropriate Variable Contracts Insurance Commission Agreement with PHL if applicable. Under the Variable Contracts Insurance Commission Agreement, PHL will make payments to insurance producers. Broker-Dealer will train and supervise its representatives to insure that purchase of a Contract is not recommended to an applicant in the absence of reasonable grounds to believe that the purchase of a Contract is suitable for that applicant. Broker-Dealer shall pay the fees to regulatory authorities in connection with obtaining necessary securities licenses and authorizations for registered representatives to solicit applications for the purchase of Contracts. Broker-Dealer is not responsible for fees in connection with the appointment of registered representatives as insurance agents of PHL.

8.	The activities of all producers referred to in Paragraph 7 will be under the direct supervision and control of the Broker-Dealer. The right of such producers to solicit applications for the purchase of Contracts is subject to their continued compliance with the rules and procedures which may be established by the Broker-Dealer, PEPCO or PHL including those set forth in this Agreement.

9.	The Broker-Dealer shall ensure that applications for the purchase of Contracts are solicited only in the states where the Contracts are qualified for sale and only in accordance with the terms and conditions of the then current prospectus applicable to the Contracts and will make no representations not included in the prospectus Statement of Additional Information or in any authorized supplemental material supplied by PEPCO. With regard to the Contracts, the Broker-Dealer shall not use or permit its producers to use any sales promotion materials or any form of advertising other than that supplied or approved by PEPCO. Broker-Dealer shall ensure that the prospectus delivery requirements under the Securities Act of 1933 are met and that delivery of any prospectus for the Contracts will be accompanied by delivery of the prospectus for The Phoenix Edge Series Fund.

10.

The Broker-Dealer understands and agrees that in performing the services covered by this Agreement, it is acting in the capacity of an independent contractor and not as an agent or employee of PEPCO and that it is not authorized to act for or make any representation on behalf of PEPCO or PHL except as specified herein. Broker-Dealer understands and agrees that PEPCO shall execute telephone transfer orders only in accordance with the terms and conditions of the then current prospectus applicable to the Contracts and agrees that in consideration for the Broker-Dealer’s right to exercise the telephone transfer privilege, neither PEPCO nor PHL will be liable for any loss, injury or damage incurred as a result of acting upon nor will they be held responsible for the authenticity of any telephone instructions containing unauthorized, incorrect or incomplete information. Broker-Dealer agrees to indemnify and hold harmless PEPCO and

PHL against any loss, injury or damage resulting from any telephone exchange instruction containing unauthorized, incorrect or incomplete information received from Broker-Dealer or any of its registered representatives. (Telephone instructions are recorded on tape.)

11.	This Agreement may not be assigned by the Broker-Dealer without the prior consent of PEPCO. Any party hereto may cancel this Agreement at any time upon written notice. This Agreement shall automatically terminate if the Broker-Dealer voluntarily or involuntarily ceases to be or is suspended from being a member in good standing of the NASD. Furthermore, PEPCO reserves the right to revise the payments for services described in this Agreement as set forth in Paragraph 3 at any time upon the mailing of written notice to the Broker-Dealer. Failure of any party to terminate this Agreement for any of the causes set forth in this agreement shall not constitute a waiver of the right to terminate this Agreement at a later time for any such causes.

12.	This Agreement on the part of the Broker-Dealer runs to PEPCO and PHL and is for the benefit of and enforceable by each. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut. This Agreement shall become effective upon execution by PEPCO on the date written below.

BROKER-DEALER FIRM:

INVESTORS CAPITAL CORPORATION

By	Mark E. Dwyer
Title	President
Date	10-22-93	NASD CRD:	30613

PHOENIX EQUITY PLANNING CORPORATION

By	name illigible
Title	Senior Vice President
Date

4